For more information contact:
Stephen P. Cotugno
Executive Vice President-Corporate Development
PDI, Inc.
201.574.8617

PDI, Inc. Comments on Status of sanofi-aventis Fee for Service Contract Sales Program

Saddle River, New Jersey (October 25, 2006). PDI, Inc. (NASDAQ: PDII) a contract sales and marketing services provider to the pharmaceutical industry, today announced that it has received notification from sanofi-aventis of its intention to terminate its contract sales engagement with PDI effective December 1, 2006. The contract, which represents approximately $18 million to $20 million in revenue on an annual basis, was scheduled to expire on December 31, 2006.

Mr. Michael Marquard, PDI’s CEO stated, “PDI’s success has been built on deploying and managing large-scale sales forces for some of the world’s top pharmaceutical companies. As those companies have been reevaluating their commercial model, PDI, as the market leader in providing sales teams to large pharmaceutical companies, has been significantly impacted. The decisions our customers have made have been based upon this reassessment and not related to the performance of our sales teams.”

“We are fully committed to the contract sales industry and are channeling our energy and investments into regaining our leadership position. I believe that the flexibility, speed to market and cost effectiveness that our services provide remain a valuable resource for large and emerging pharmaceutical companies as the sales representative continues to be the key resource to successful commercialization. PDI has a rich history of fielding sales forces that deliver results for our customers.”

About PDI

PDI, Inc. (NASDAQ: PDII) is a contract sales and marketing services provider to the pharmaceutical industry offering a comprehensive set of outsourced solutions for established and emerging pharmaceutical companies. PDI is dedicated to maximizing the return on investment for its clients by providing strategic flexibility; sales, marketing, and commercialization expertise; and a philosophy of performance.

Headquartered in Saddle River, NJ, PDI’s sales and marketing services include our Performance Sales Teams™, which are dedicated teams for specific clients, and Select Access™, our targeted sales solution that leverages an existing infrastructure. PDI also offers marketing research and consulting services through TVG in Dresher, PA, and medical communications services through Pharmakon in Schaumburg, IL. In addition, PDI is a high quality provider of ACCME-accredited continuing medical education through Vital Issues in Medicine (VIM ®) in Dresher, PA. The company’s experience extends across multiple therapeutic categories and includes office and hospital-based initiatives.

PDI’s commitment is to deliver innovative solutions, unparalleled execution and superior results for its clients. Recognized as an industry pioneer, PDI remains committed to continuous innovation and to maintaining the industry’s highest quality employees.

For more information, visit the Company’s website at www.pdi-inc.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, market conditions in the industries we serve, the termination of or material reduction in the size of any of our customer contracts, the loss by our clients of intellectual property rights, our ability or inability to secure new business to offset lost programs and the terms of any replacement business we secure, changes in our operating expenses, FDA, legal or accounting developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, the impact of any stock repurchase programs, the adequacy of the reserves PDI has taken, the financial viability of certain companies whose debt and equity securities we hold, the outcome of certain litigations, PDI's ability to implement its current and future business plans, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Amended Annual Report on Form 10-K/A for the year ended December 31, 2005, and PDI's periodic reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission since January 1, 2006. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.